Exhibit 10.2

Execution Copy

VIROPHARMA INCORPORATED

To

U.S. BANK NATIONAL ASSOCIATION,

as Collateral Agent

AMENDMENT NUMBER 1

Dated as of

May 9, 2005

TO

SECURITY AGREEMENT

Dated as of

November 9, 2004

in connection with the 6% Convertible Senior Secured Notes due 2009

AMENDMENT NUMBER 1 TO SECURITY AGREEMENT

AMENDMENT NUMBER 1 TO SECURITY AGREEMENT (the “Amendment”), dated as of May 9, 2005, to the Security Agreement dated November 9, 2004 (as it may be amended, restated or modified hereby and from time to time, the “Security Agreement”), between ViroPharma Incorporated, a Delaware corporation (hereinafter called the “Grantor”), having its principal office at 397 Eagleview Boulevard, Exton, Pennsylvania 19341, and U.S. Bank National Association, as collateral agent thereunder (hereinafter called the “Collateral Agent”), having its principal corporate trust office at One Federal Street, 3rd Floor, Boston, Massachusetts 02110. Capitalized terms used and not otherwise defined in this Amendment shall have the respective meanings ascribed to such terms in the Security Agreement.

WITNESSETH:

WHEREAS, the Grantor and Collateral Agent desire to amend certain provisions of the Security Agreement; and

WHEREAS, pursuant to Section 19 of the Security Agreement, the Grantor and the Collateral Agent may enter into an amendment of the Security Agreement so long as such amendment is signed by the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding (collectively, the “Requisite Noteholders”).

NOW, THEREFORE, the Grantor covenants and agrees with the Collateral Agent for the benefit of the respective Holders from time to time of the Notes (except as otherwise provided below) as follows:

i. As of November 9, 2004, Section 5(c) of the Security Agreement is hereby amended and restated in its entirety to read as follows:

The Grantor is the legal and beneficial owner of the Collateral, free and clear of any lien, security interest, pledge, or hypothecation (collectively, “Liens”, and each individually, a “Lien”), except for the security interest created under this Agreement and Permitted Encumbrances. “Permitted Encumbrances” means: (i) the Permitted Encumbrances as defined in the Transfer Agreement; (ii) Liens for taxes, assessments and other governmental charges or levies not yet due or as to which the period of grace (not to exceed one hundred eighty (180) days), if any, related thereto has not expired or which are being contested in good faith and by appropriate proceedings if adequate reserves are maintained to the extent required by generally accepted accounting principles; (iii) attachment, judgment or other similar Liens arising in connection with court or arbitration proceedings for liabilities not in excess of $5,000,000; provided that the same are satisfied, vacated or stayed pending appeal within one hundred eighty (180) days; and (iv) provided that such Liens do not secure indebtedness or other obligations in excess of $2,000,000 in the aggregate at any time: (A) statutory and contractual bankers’ Liens on monies held in bank accounts in the ordinary course of business; (B) the claims of materialmen, mechanics, carriers, warehousemen, processors, landlords or mortgagees of landlords, for labor, materials, supplies, storage or rentals incurred in the ordinary course of business, (1) which are not overdue for a period of more than one hundred and eighty (180) days or (2) which are being contested in good faith and by appropriate proceedings; (C) Liens consisting of deposits or pledges made in the ordinary course of business in connection with, or to secure payment of, obligations under workers’ compensation, unemployment insurance or similar legislation or obligations under contracts arising in the ordinary course of business; and (D) other Liens securing indebtedness or other obligations. No effective financing statement or other instrument similar in effect covering all or any part of such Collateral is on file in any recording or filing office, except such as may have been filed in favor of the Collateral Agent relating to the Indentures, the Notes and this Agreement.

ii. This Amendment may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

iii. Except as amended and supplemented by this Amendment, the Security Agreement is hereby ratified and confirmed in all respects and shall remain in full force and effect without change.

iv. This Amendment shall become effective on the date on which it is executed and delivered by the Company, the Requisite Noteholders and the Collateral Agent.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed.

VIROPHARMA INCORPORATED

By:	/s/ Vincent J. Milano
Name:	Vincent J. Milano
Title:	Vice President, Chief Financial Officer

U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent

By:	/s/ Alison D.B. Nadeau
Name:	Alison D.B. Nadeau
Title:	Vice President

“NOTEHOLDER”

[Print Full Legal Name of Investor]

By:
[Signature of Authorized Representative]

Print Name:
Its:
Principal Amount of Notes Held:

[Signature Page to Amendment Number 1 to Security Agreement]